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                                                                      EXHIBIT 11

                   OMEGA HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share

                                                                         Three Months Ended
                                                                                March 31
                                                                     ---------------------------
                                                                        1999             1998
                                                                     ----------       ----------
Basic:
     Net earnings from continuing operations                         $  593,551       $  573,388

     Shares:
        Weighted average number of shares outstanding                 8,962,988        8,714,777
                                                                     ----------       ----------
Basic earnings per common share and common equivalent share:
        Net earnings                                                 $     0.07       $     0.07
                                                                     ==========       ==========
Diluted:
     Net earnings from continuing operations                         $  593,551          573,388

     Shares:
        Weighted average number of shares outstanding                 8,962,988        8,714,777
        Assuming exercise of warrants and options,  net
          of number of shares which could have been
          purchased with the exercise of such options
          (using average market price)                                   18,110          191,647
                                                                     ----------       ----------
        Weighted average number of shares,  adjusted                  8,981,098        8,906,424
                                                                     ----------       ----------
Diluted earnings per common share and common equivalent share:
        Net earnings                                                 $     0.07       $     0.06
                                                                     ==========       ==========